                                                                    Exhibit 3.46

                                                                         -------
                                                                         1916390
                                                                         -------

                         THE COMPANIES ACTS 1948 to 1981

                            COMPANY LIMITED BY SHARES

                          MEMORANDUM OF ASSOCIATION OF

                                Kodasnap Limited

1.   The name of the Company is Kodasnap Limited.

2.   The registered office of the Company will be situate in England.

3.   The objects for which the Company is established are:

     (a) To carry on all or any of the businesses of general and commercial photographers, developers, printers, processors, finishers, enlargers, microfilmers, and reproducers of films, microfiche, photographs and pictures of every description, photographic artists, makers, producers, editors, cutters, renters, exhibitors, distributors, exporters, importers and hirers of, and dealers in all kinds of cinematographic and other films and photographs, manufacturers, hirers and letters on hire, agents for, and wholesale and retail dealers in cameras, cine projectors, films and photographic and cinematographic materials, apparatus, goods and supplies of all kinds, and of, and in electrical, sound recording and electronic equipment, appliances and accessories of every description, process, colour, duplicating, photographic and general printers, publishers, booksellers, bookbinders, stationers, engravers and paper and ink merchants, druggists, manufacturers, packers and merchants of, and dealers in chemicals and pharmaceutical preparations, proprietary and industrial preparations, compounds and articles of every description, and chemical, optical, surgical and scientific instruments, apparatus, accessories, goods and materials of all kinds, fine art dealers, carvers, gliders, makers and sellers of picture frames, artists' colours, colours, oils, paints, brushes, and other accessories, antique, china, glass and furniture dealers, general merchants, agents, factors and traders; and to buy, sell and deal in all kinds of plant, machinery, apparatus, materials, articles and things necessary or useful for carrying on the above-mentioned businesses or any of them, or likely to be required by customers of, or persons having dealings with the Company.

     (b) To carry on any other trade or business whatever which can in the opinion of the Board of Directors be advantageously carried on in connection with or ancillary to any of the businesses of the Company.

     (c) To purchase or by any other means acquire and take options over any property whatever, and any rights or privileges of any kind over or in respect of any property.

     (d) To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere any patents, patent rights, brevets d'invention, licences, secret processes, trade marks, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

     (e) To acquire or undertake the whole or any part of the business, goodwill, and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm or company, or for subsidising or otherwise assisting any such person, firm or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain, or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received.

     (f) To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.

     (g) To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise deal with any investments made.

     (h) To lend and advance money or give credit on such terms as may seem expedient and with or without security to customers and others, to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms and to secure or guarantee the payment of any sums of money or the performance of any obligation by any company, firm or person including any holding company, subsidiary or fellow subsidiary company in any manner.

     (i) To borrow and raise money in any manner and to secure the repayment of any money borrowed, raised or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

     (j) To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

     (k) To apply for, promote, and obtain any Act of Parliament, order, or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company's interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

     (l) To enter into any arrangements with any government or authority (supreme, municipal, local, or otherwise) that may seem conducive to the attainment of the Company's objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges, and concessions.

     (m) To subscribe for, take, purchase, or otherwise acquire, hold, sell, deal with and dispose of, place and underwrite shares, stocks, debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any other company constituted or carrying on business in any part of the world, and debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise, in any part of the world.

     (n) To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies.

     (o) To promote any other company for the purpose of acquiring the whole or any part of the business or property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

     (p) To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

     (q) To act as agents or brokers and as trustees for any person, firm or company, and to undertake and perform sub-contracts.

     (r) To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

     (s) To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities or the Company.

     (t) To support and subscribe to any charitable or public object and to support and subscribe to any institution, society, or club which may be for the benefit of the Company or its Directors or employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid generally to provide advantages, facilities and services for any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company, or any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance; and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such purchase schemes to be established or maintained.

     (u) To distribute among the Members of the Company in kind any property of the Company of whatever nature.

     (v) To procure the Company to be registered or recognized in any part of the world.

     (w) To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise, and by or through agents, brokers, sub-contractors or otherwise and either alone or in conjunction with others.

     (x) To do all such other things as may be deemed incidental or conducive to the attainment of the Company's objects or any of them.

The objects set forth in each sub-clause of this Clause shall not be restrictively construed but the widest interpretation shall be given thereto, and they shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or Inference from any other object or objects set forth in such sub-clause or from the terms of any other sub-clause or from the name of the Company. None of such sub-clauses or the object or objects therein specified or the powers thereby conferred shall be deemed subsidiary or ancillary to the objects or powers mentioned in any other sub-clause, but the Company shall have as full a power to exercise all or any of the objects conferred by and provided in each of the said sub-clauses as if each sub-clause contained the objects of a separate company. The word "company" in this Clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

4.   The liability of the Members is limited.

5.   The share capital of the Company is 6100 divided into 100 shares of 61 each

WE, the several persons whose heroes and addresses are subscribed, are desirous of being formed into a Company, in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

--------------------------------------------------------------------------------
                                                              Number of
                                                              shares taken
                                                              by each
Names, addresses and descriptions of Subscribers              Subscriber
--------------------------------------------------------------------------------


     /s/  M.R. Counsell                                       One
----------------------------
  Michael Richard Counsell,
15, Pembroke Road,
Bristol. BS99 7DX
Commercial Manager.


      /s/  C.C. Hadler                                        One
----------------------------
 Christopher Charles Hadler,
15, Pembroke Road
Bristol. BS99 7DX
Commercial Manager.


--------------------------------------------------------------------------------

Dated   8.5.85


Witness to the above Signatures:             By:       /s/  E. Sandiford
                                                --------------------------------
                                                        Errol Sandiford,
                                                15, Pembroke Road
                                                Bristol. BS99 7DX
                                                Clerk.

                                                                         -------
                                                                         1916390
                                                                         -------


                         THE COMPANIES ACTS 1948 to 1981

                            COMPANY LIMITED BY SHARES

                           ARTICLES Of ASSOCIATION OF

                                Kodasnap Limited

PRELIMINARY

1. The Regulations contained or incorporated in Table A in the First Schedule to the Companies Act 1948 as amended by the Companies Acts 1967 to 1981 (such Table being hereinafter called "Table A") shall apply to the Company save in so far as they are excluded or varied hereby and such Regulations (save as so excluded or varied) and the Articles hereinafter contained shall be the regulations of the Company.

ALLOTMENT OF SHARES

2. (a) Shares which are comprised in the authorised share capital with which the Company is incorporated shall be under the control of the Directors who may (subject to paragraph (d) below) allot, grant options over or otherwise dispose of the same, to such persons, on such terms and in such manner as they think fit.

     (b) All shares which are not comprised in the authorised share capital with which the Company is incorporated and which the Directors propose to issue shall first be offered to the Members in proportion as nearly as may be to the number of the existing shares held by them respectively unless the Company shall by Special Resolution otherwise direct. The offer shall be made by notice specifying the number of shares offered, and limiting a period (not being less than fourteen days) within which the offer, if not accepted, will be deemed to be declined. After the expiration of that period, those shares so deemed to be declined shall be offered in the proportion aforesaid to the persons who have, within the said period, accepted all the shares offered to them; such further offer shall be made in like terms in the same manner and limited by a like period as the original offer. Any shares not accepted pursuant to such offer or further offer as aforesaid or not capable of being offered as aforesaid except by way of fractions and any shares released from the provisions of this Article by such Special Resolution as aforesaid shall be under the control of the Directors, who may (subject to paragraph (d) below) allot, grant options over or otherwise dispose of the same to such persons, on such terms, and in such manner as they think fit, provided that, in the case of shares not accepted as aforesaid, such shares shall not be disposed of on terms which are more favourable to the subscribers therefor than the terms on which they were offered to the Members.

     (c) in accordance with Section 17(9) of the Companies Act 1980 Sub-sections (1), (6) and (7) of the said Section 17 shall not apply to the Company.

     (d) The Directors are generally and unconditionally authorized for the purposes of Section 14 of the Companies Act, 1980, to exercise any power of the Company to allot and grant rights to subscribe for or convert securities into shares of the Company up to the amount of the authorised share capital with which the Company is incorporated at any time or times during the period of five years from the date of incorporation and the Directors may, after that period, allot any shares or grant any such rights under this authority in pursuance of an offer or agreement so to do made by the Company within that period. The authority hereby given may at any time (subject to the said Section 14) be renewed, revoked or varied by Ordinary Resolution.

SHARES

3. The lien conferred by Clause 11 in Table A shall attach also to fully paid-up shares and the Company shall also have a first and paramount lien on all shares, whether fully paid or not, standing registered in the name of any person indebted or under liability to the Company, whether he shall be the sole registered holder thereof or shall be one of two or more joint holders, for all moneys presently payable by him or his estate to the Company. Clause 11 in Table A shall be modified accordingly.

4. The power of the Directors to make calls conferred by Clause 15 in Table A shall be modified by deleting from such Clause the words "provided that no call shall exceed one-fourth of the nominal value of the share or be payable at less than one month from the date fixed far the payment of the last preceding call".

5. The liability of any Member in default in respect of a call shall be increased by the addition at the end of Clause 33 in Table A of the words "and all expenses that may have been incurred by the Company by reason of such non-payment".

GENERAL MEETINGS AND RESOLUTIONS

6. Every notice convening a General Meeting shall comply with the provisions of Section 136(2) of the Companies Act 1948 as to giving information to Members in regard to their right to appoint proxies; and notices of and other communications relating to any General Meeting which any Member is entitled to receive shall be sent to the Directors and to the Auditor for the time being of the Company.

7. Clause 54 in Table A shall be read and construed as if the words ", and if at the adjourned Meeting a quorum is not present within half an hour from the time appointed for the Meeting the Meeting shall be dissolved" were added at the end.

8. A resolution in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at General Meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a General Meeting of the Company duly convened and held. Any such resolution in writing may consist of two or more documents in like form each signed by one or more of such members.

Clause 73A in Table A shall not apply to the Company.

APPOINTMENT OF DIRECTORS

9.   (a)  Clause 75 in Table A shall not apply to the Company.

     (b) The number of the Directors may be determined by Ordinary Resolution of the Company but unless and until so fixed there shall be no maximum number of Directors and the minimum number of Directors shall be one. In the event of the minimum number of Directors fixed by or pursuant to these Articles or Table A being one, a sole Director shall have authority to exercise all the powers and discretions by Table A or these Articles expressed to be vested in the Directors generally and Clause 99 in Table A shall be modified accordingly.

     (c) The Directors shall not be required to retire by rotation and accordingly

          (i) Clauses 89, 90, 91, 92 and 94 In Table A shall not apply to the Company; and

          (ii) Clause 95 in Table A shall be ended at the words "shall then be eligible for re-election" and the succeeding words shall not apply to the Company; and

          (iii) Clause 97 in Table A shall be ended at the words "additional director" and the succeeding sentence shall not apply to the Company.

BORROWING POWERS

10. (a) The Directors may exercise all the powers of the Company to borrow money without limit as to amount and upon such terms and in such manner as they think fit, and subject (in the case of any security convertible into shares) to
Section 14 of the Companies Act 1980 to grant any mortgage, charge or standard security over its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

     (b)  Accordingly, Clause 79 in Table A shall not apply to the Company.

ALTERNATE DIRECTORS

11. (a) Each Director shall have the power at any time to appoint as an alternate Director either another Director or any other person approved for that purpose by a resolution of the Directors, and, at any time, to terminate such appointment. Every appointment and removal of an alternate Director shall be in writing signed by the appointor and (subject to any approval required) shall (unless the Directors agree otherwise) only take effect upon receipt of such written appointment or removal at the registered office of the Company.

     (b) An alternate Director so appointed shall not be entitled as such to receive any remuneration from the Company save that he may be paid by the Company such part

(if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, but shall otherwise be subject to the provisions of these Articles with respect to Directors. An alternate Director shall during his appointment be an officer of the Company and shall not be deemed to be an agent of his appointor.

     (c) An alternate Director shall (subject to his giving to the Company an address at which notices may be served upon him) be entitled to receive notices of all meetings of the Directors and of any committee of the Directors of which his appointor is a member and to attend and to vote as a Director at any such meeting at which his appointer is not personally present and generally in the absence of his appointor to perform and exercise all functions, rights, powers and duties as a Director of his appointer and to receive notice of and to attend all General Meetings.

     (d) The appointment of an alternate Director shall automatically determine on the happening of any event which if he were a Director would cause him to vacate such office or if his appointor shall cease for any reason to be a Director otherwise than by retiring and being re-appointed at the same meeting,

     (e) A Director or any other person may act as alternate Director to represent more than one Director and an alternate Director shall be entitled at meetings of the Directors or any committee of the Directors to one vote for every Director whom he represents in addition to his own vote (if any) as a Director, but he shall count as only one for the purpose of determining whether a quorum is present.

POWERS OF DIRECTORS

12. A Director may vote as a Director in regard to any contract or arrangement in which he is interested or upon any matter arising thereout, and if he shall so vote his vote shall be counted and he shall be reckoned in estimating a quorum when any such contract or arrangement is under consideration; and Clause 84 in Table A shall be modified accordingly.

13. (a) The Directors may exercise the powers of the Company conferred by Clause 3(t) of the Memorandum and shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.

     (b)  Accordingly, Clause 87 in Table A shall not apply to the Company.

14. It shall not be necessary for Directors to sign their names in any book which may be kept for the purpose of recording attendance at meetings; and Clause 86 in Table A shall be modified accordingly.

15. Clause 88 in Table A shall be read and construed as if the words "becomes incapable by reason of mental disorder, illness or injury of managing and administering his property and affairs" were substituted for the words "becomes of unsound mind".

16. A resolution in writing pursuant to Clause 106 in Table A may be signed by an alternate Director in place of his appointor and may consist of two or more documents in like form each signed by one or more of the Directors in such Clause referred to, or his or their alternates and the said Clause 106 shall be modified accordingly. The said Clause 106, modified as aforesaid, shall also apply to any resolution of a committee of Directors.

INDEMNITY

17. (a) Every Director or other officer of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under Section 448 of the Companies Act 1948 or Section 36 of the Companies Act 1980, in which relief is granted to him by the Court, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by Section 205 of the Companies Act 1948.

     (b)  Accordingly, Clause 136 in Table A shall not apply to the Company.

ADDITIONAL POWERS

18. Subject to the provisions of Part III of the Companies Act 1981 the Company may:

     (a) pursuant to Section 45 of that Act issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or the shareholder on such terms and in such manner as shall be provided by the Articles of the Company;

     (b) pursuant to Section 46 of that Act purchase its own shares (including any redeemable shares);

     (c) pursuant to Section 54 of that Act make a payment out of capital in respect of the redemption or purchase.

Clause 3 in Table A shall not apply to the Company.

TRANSFER OF SHARES

19. A transfer of a fully paid share need not be executed by or on behalf of the transferee; and Clause 22 in Table A shall be modified accordingly.

20. The Directors may, in their absolute discretion and without assigning any reason therefor, decline to register the transfer of a share, whether or not it is a fully paid share and Clause 24 in Table A shall not apply to the Company.

--------------------------------------------------------------------------------
                Names, addresses and descriptions of Subscribers
--------------------------------------------------------------------------------


     /s/  M.R. Counsell
-----------------------------
  Michael Richard Counsell,
15, Pembroke Road,
Bristol. BS99 7DX.
Commercial Manager.


      /s/  C.C. Hadler
-----------------------------
 Christopher Charles Hadler,
15, Pembroke Road
Bristol. BS99 7DX.
Commercial Manager.


--------------------------------------------------------------------------------

Dated:   8.5.85

Witness to the above Signatures:             By:       /s/  E. Sandiford
                                                --------------------------------
                                                        Errol Sandiford,
                                                15, Pembroke Road,
                                                Bristol. BS99 7DX.
                                                Clerk.